EXHIBIT 5.1

                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 Avenue of the Americas, 21st Flr.
                               New York, NY 10018
                            Telephone: (212) 930-9700
                            Facsimile: (212) 930-9725

                                  June 27, 2006

VIA ELECTRONIC TRANSMISSION
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


RE:      VERIDICOM INTERNATIONAL, INC.
         FORM SB-2 REGISTRATION STATEMENT (FILE NO. 333-133958)
         ------------------------------------------------------

Ladies and Gentlemen:

      We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Veridicom International, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission for the registration of 32,500,000 shares of the Company's common stock.

      We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

      Based on our examination mentioned above, we are of the opinion that the securities being sold pursuant to the Registration Statement are duly authorized and the 10,000,000 shares of the Company's common stock which have previously been issued are legally and validly issued, fully paid and non-assessable and the 22,500,000 shares of the Company's common stock underlying the warrants will be, when issued in the manner described in the Registration Statement, legally and validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

/s/ Sichenzia Ross Friedman Ference LLP